Exhibit 99.1

Blackstone and Starwood Capital Group to Acquire Extended Stay America

Charlotte, NC – March 15, 2021 (GLOBENEWSWIRE) – Extended Stay America, Inc. (“ESA”) and its paired-share REIT, ESH Hospitality, Inc. (“ESH” and together with ESA, the “Company”) (NASDAQ: STAY) announced today that it has signed a definitive agreement to be acquired by a 50/50 joint venture between funds managed by Blackstone Real Estate Partners (“Blackstone”) and Starwood Capital Group (“Starwood Capital”) for $19.50 per paired share in an all-cash transaction valued at approximately $6 billion.

The $19.50 per paired share consideration represents a premium of 23.3% over the 30-day volume-weighted average share price ending March 12, 2021 and a premium of 15.1% over the closing stock price on March 12, 2021.

Doug Geoga, Chairman of the Boards of the Company said, “After a thorough review of the Company’s business plan, the Boards concluded that the immediate cash premium offered by this transaction is compelling for stockholders. We are delighted with this outcome.”

Bruce Haase, CEO and President of the Company said, “We are pleased to announce this transaction with Blackstone and Starwood Capital, two of the most experienced investors in the hospitality space with impressive track records of building value in a wide variety of real estate assets, and we look forward to this partnership and continued growth.”  He added, “The Boards and senior management are especially grateful to the excellent team of leaders and associates who have made this company such a leader in the lodging industry and we are confident in the Company’s continued success under private ownership.”

Tyler Henritze, head of US acquisitions for Blackstone Real Estate commented, “Travel and leisure is one of Blackstone’s highest conviction investment themes, and we have confidence in the extended stay model. We helped create this company nearly twenty years ago, and believe our expertise puts us in a unique position to add long-term value.”

Barry Sternlicht, CEO of Starwood Capital, added, “Extended Stay has demonstrated resilience over the past year despite persistent challenges due to government lockdowns and travel restrictions. We are excited about the Company’s growth opportunity as restrictions ease and we’re confident that, in partnership with Blackstone and the Company, our team has the right experience to drive continued success.”

The transaction has been unanimously approved by ESA’s Board of Directors and has also been approved by ESH’s Board of Directors.  Completion of the transaction, which is expected to occur in the second quarter of 2021, is contingent upon customary closing conditions, including approval of the Company’s stockholders. The transaction is not contingent on receipt of financing. In connection with the transaction, an affiliate of Starwood Capital, which owns approximately 9.4% of Company’s outstanding paired shares, has entered into a support agreement whereby it has agreed to vote its shares in favor of the transaction.

The Company does not expect to pay its regular quarterly distribution during the pendency of the transaction except for the previously declared $0.09 distribution on March 26, 2021. However, under the terms of the merger agreement, the acquiror may request that ESA pay a special distribution immediately prior to the closing of up to $1.75 per paired share, in which case the cash consideration paid in the merger will be reduced by the amount of the distribution.

Goldman Sachs & Co. LLC is serving as financial advisor to the Company and Fried, Frank, Harris, Shriver & Jacobson LLP is acting as legal counsel.

J.P. Morgan and Citigroup Global Markets Inc. are acting as financial advisors and providing debt financing to Blackstone and Starwood. Simpson Thacher & Bartlett LLP is acting as legal advisor to Blackstone, and Kirkland & Ellis LLP is acting as legal advisor to Starwood Capital.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Extended Stay America, Inc. and ESH Hospitality, Inc. (together, the “Companies”) by a joint venture of Blackstone Real Estate Partners and Starwood Capital Group. In connection with the proposed  transaction, the Companies will file with the Securities and Exchange Commission (“SEC”) and furnish to their stockholders a joint proxy statement and other relevant documents. STOCKHOLDERS OF THE COMPANIES ARE ADVISED TO READ THE JOINT PROXY STATEMENT WHEN IT BECOMES AVAILABLE (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors may obtain a free copy of the joint proxy statement (when it becomes available) and other relevant documents filed by the Companies with the SEC at the SEC’s Web site at http://www.sec.gov. The joint proxy statement and such other documents once filed with the SEC may also be obtained for free from the Investor Relations section of the Companies’ web site (https://www.aboutstay.com/investor-relations) or by directing a request to the Companies at ir@esa.com. Copies of documents filed by the Companies with the SEC may also be obtained for free at the SEC’s Web site at http://www.sec.gov.

Participants in Solicitation

The Companies and their respective officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of the Companies in connection with the proposed transaction. Information about the Companies’ executive officers and directors is set forth in their Annual Report on Form 10-K, which was filed by each of ESA and ESH with the SEC on February 25, 2021, and the joint proxy statement for the 2020 annual meetings of the stockholders of the Companies, which was filed with the SEC on April 23, 2020. Investors may obtain more detailed information regarding the direct and indirect interests of the respective executive officers and directors of the Companies in the acquisition by reading the Current Reports on Form 8-K to be filed by the Companies in connection with the announcement of the proposed transaction and in the preliminary and definitive joint proxy statement regarding the proposed transaction when they are filed with the SEC. When available, stockholders may obtain free copies of these documents as described in the preceding paragraph.

Forward-Looking Statements

Certain statements contained in this document constitute “forward-looking statements” within the meaning of the federal securities laws. All statements other than statements of historical facts included in this document may be forward-looking, including statements regarding, among other things, the Companies’ ability to meet their debt service obligations, future capital expenditures (including future acquisitions and hotel renovation programs), their distribution policies, their development, growth and franchise opportunities, anticipated benefits or use of proceeds from dispositions, their plans, objectives, goals, beliefs, business strategies, business conditions, results of operations, financial position and business outlook, business trends and future events, including the COVID-19 pandemic, its effects on the foregoing, government actions taken in response to the COVID-19 pandemic and actions that the Companies have or plan to take in response to the pandemic and such effects. When used in this document, the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “will,” “look forward to” and variations of such words or similar expressions are intended to identify forward-looking statements. The forward-looking statements are not historical facts, and are based upon the Companies’ current expectations, beliefs, estimates and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond their control. There can be no assurance that management’s expectations, beliefs, estimates and projections will be achieved, and actual results may differ materially from what is expressed in or indicated by the forward-looking statements.

There are a number of risks, uncertainties and other important factors, many of which are beyond the Companies’ control, that could cause their actual results to differ materially from the forward-looking statements contained in this document. The potential risks and uncertainties include, among others, the possibility that Extended Stay America, Inc. may be unable to obtain required stockholder approvals or that other conditions to closing the proposed mergers may not be satisfied, such that the proposed mergers will not close or that the closing may be delayed; general economic conditions; the proposed mergers may involve unexpected costs, liabilities or delays; risks that the transaction disrupts current plans and operations of the Companies; the outcome of any legal proceedings related to the proposed mergers; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement. For more details on these and other potential risks and uncertainties, please refer to the joined proxy statement when filed and the documents that the Companies file with the SEC. All forward-looking statements speak only as of the date of this document or, in the case of any document incorporated by reference, the date of that document. The Companies are under no duty to update any of the forward-looking statements after the date of this document to conform to actual results, except as required by applicable law.

About the Company

Extended Stay America, Inc. (“ESA”) and its brand Extended Stay America® is the leading brand in the mid-priced extended stay segment in the U.S. with 650 hotels. ESA’s subsidiary, ESH Hospitality, Inc., is the largest lodging REIT in North America by unit and room count, with 564 hotels and approximately 62,500 rooms in the U.S. ESA also franchises an additional 86 Extended Stay America® hotels. Visit www.esa.com for more information.

About Starwood Capital Group

Starwood Capital Group is a private investment firm with a core focus on global real estate, energy infrastructure and oil & gas. The Firm and its affiliates maintain 16 offices in seven countries around the world, and currently have approximately 4,100 employees. Since its inception in 1991, Starwood Capital Group has raised over $55 billion of equity capital, and currently has in excess of $75 billion of assets under management. Through a series of comingled opportunity funds and Starwood Real Estate Income Trust, Inc. (SREIT), a non-listed REIT, the Firm has invested in virtually every category of real estate on a global basis, opportunistically shifting asset classes, geographies and positions in the capital stack as it perceives risk/reward dynamics to be evolving. Starwood Capital also manages Starwood Property Trust (NYSE: STWD), the largest commercial mortgage real estate investment trust in the United States, which has successfully deployed over $63 billion of capital since inception and manages a portfolio of over $17 billion across debt and equity investments.  Over the past 29 years, Starwood Capital Group and its affiliates have successfully executed an investment strategy that involves building enterprises in both the private and public markets. Additional information can be found at starwoodcapital.com.

About Blackstone Real Estate

Blackstone is a global leader in real estate investing. Blackstone’s real estate business was founded in 1991 and has $187 billion of investor capital under management. Blackstone is one of the largest property owners in the world, owning and operating assets across every major geography and sector, including logistics, multifamily and single-family housing, office, hospitality and retail. Our opportunistic funds seek to acquire undermanaged, well-located assets across the world. Blackstone’s Core+ strategy invests in substantially stabilized real estate globally through regional open-ended funds focused on high-quality assets and Blackstone Real Estate Income Trust, Inc. (BREIT), a non-listed REIT that invests in U.S. income-generating assets. Blackstone Real Estate also operates one of the leading global real estate debt businesses, providing comprehensive financing solutions across the capital structure and risk spectrum, including management of Blackstone Mortgage Trust (NYSE: BXMT).

Contacts

Company
Rob Ballew
ir@esa.com
(980) 345-1546

Blackstone
Ilana Mouritzen
Ilana.Mouritzen@Blackstone.com
Tel: (212) 583-5776

Starwood Capital Group
Tom Johnson / Dan Scorpio
Abernathy MacGregor Group
tbj@abmac.com / dps@abmac.com
Tel: (212) 371-5999